[SAVVIS Logo Appears here]	Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:
Investors: Elizabeth Corse	Media: Carter Cromley
(703) 667-6984	(703) 667-6110
elizabeth.corse@savvis.net	carter.cromley@savvis.net

SAVVIS REPORTS THIRD-QUARTER RESULTS

•    Revenue of $166.1 million includes continued growth in core revenue

•    Adjusted EBITDA of $21.9 million, up 13% from second quarter and 329% from Q3 04

•    Positive cash flow of $13.8 million; operating cash flow of $21.4 million

ST. LOUIS, MO. – October 20, 2005 – SAVVIS, Inc. (NASDAQ: SVVS), a leading global IT utility, announced today that revenue for the third quarter of 2005 totaled $166.1 million, compared to $169.4 million in the third quarter of 2004 and $167.2 million in the second quarter of 2005. Strong growth in Hosting and Managed IP VPN revenue was offset by lower revenue, as expected, from Reuters, SAVVIS’ largest customer, and from Other Network Services and Digital Content Services. SAVVIS achieved income from operations of $2.3 million in the third quarter, and the company’s consolidated net loss narrowed to $13.7 million, compared to a loss of $32.9 million in the third quarter 2004 and a loss of $21.3 million in the second quarter 2005.

Cost of revenue, which excludes depreciation, amortization, and accretion, was $106.9 million, down 11% from a year ago and down 2% from the prior quarter. Gross profit, defined as total revenue less cost of revenue, was $59.2 million, up 19% from a year ago and 1% from the second quarter 2005. Gross margin, defined as gross profit as a percentage of total revenue, was 36% in the current quarter, up from 29% a year earlier and 35% in the prior quarter. Adjusted EBITDA* of $21.9 million increased $16.8 million from $5.1 million a year earlier, and increased $2.5 million, or 13%, from $19.4 million from the previous quarter.

Rob McCormick, SAVVIS’ chairman and chief executive officer, said, “In the third quarter, our core Managed IP VPN and Hosting revenue grew 25% and 17%, respectively, from a year ago, demonstrating the power of our value-added offerings for enterprises. Given the robust market for high-quality hosting, we have announced plans to commission a nearly-complete data center in Silicon Valley, increasing capacity of our hosting facilities by an additional 127,000 square feet in the first quarter of 2006. The strong demand for conventional hosting services is also helping drive interest in SAVVIS’ unique virtualized utility offering.

“SAVVIS remains focused on delivering value to stockholders through margin improvement and cash flow. Our results in the third quarter, including strong adjusted EBITDA of $21.9 million

SAVVIS

Third-quarter Financial Results

October 20, 2005

and a sequential improvement of $13.8 million in our cash position, attest to our successful execution this quarter. We’re delivering value to customers through innovative, managed solutions to the IT problem. Where other IT infrastructure models deliver complexity and wasted capacity, with too little security and performance, SAVVIS offers higher availability and more security at significantly lower cost.”

Third-Quarter Results

Three months ended:	Sept. 30, 2005	June 30, 2005	Sept. 30, 2004
(US$ millions)
Revenue:
Managed IP VPN	$ 28.3	$ 27.5	$ 22.6
Hosting	74.6	71.7	63.6
Other Network Services	28.6	30.2	38.4
Digital Content Services	10.3	11.4	14.1

Total Diversified Revenue	141.8	140.8	138.7
Reuters	24.3	26.4	30.7

Total Revenue	$ 166.1	$ 167.2	$ 169.4

Cost of Revenue[1]	$ 106.9	$ 108.6	$ 119.8
Sales, Gen. & Admin. Expenses	$ 37.3	$ 39.2	$ 44.5
Adjusted EBITDA	$ 21.9	$ 19.4	$ 5.1
Income (Loss) from Operations	$ 2.3	$ (3.5)	$ (19.3)
Net (Loss)	$ (13.7)	$ (21.3)	$ (32.9)

1excludes depreciation, amortization, and accretion

Total revenue for the third quarter decreased 2% from a year ago, primarily reflecting pricing pressure in unmanaged bandwidth, which is included in Other Network Services, as well as a decline in revenue from Reuters, consistent with previous company announcements. Sequentially, revenue decreased approximately 1% from the second quarter of 2005, driven by the previously-announced new pricing for Reuters negotiated in May and continued pricing pressure for unmanaged bandwidth, largely offset by growth in Hosting revenue and in Managed IP VPN revenue. Revenue from Digital Content Services declined $3.8 million from the previous year and $1.1 million from the prior quarter, primarily as a result of lower revenues from a single large content delivery-network client.

Cost of revenue was $106.9 million in the current quarter, down 11% from $119.8 million in the same quarter last year and down 2% from $108.6 million in the second quarter of 2005, reflecting cost savings from continued network and hosting cost-optimization efforts. Gross margin improved to 36% in the current quarter, up from 29% in the same quarter last year and from 35% in the second quarter 2005.

Sales, general, and administrative expenses (“SG&A”) for the current quarter were $37.3 million as compared to $44.5 million for the same period last year and $39.2 million in the second quarter of 2005. As a percentage of revenue, SG&A was 22% in the current quarter, down from

SAVVIS

Third-quarter Financial Results

October 20, 2005

26% of revenue in the same quarter of 2004 and 23% in the second quarter of 2005, reflecting management’s ongoing focus on operating cost control.

Income from operations was $2.3 million in the third quarter, compared to losses from operations of $19.3 million in the same period last year and $3.5 million in the second quarter of 2005. SAVVIS’ consolidated net loss of $13.7 million was an improvement of $19.2 million from the third quarter 2004 and of $7.6 million from the second quarter 2005, reflecting the success of cost control initiatives in both cost of revenue and SG&A. The second quarter 2005 loss from operations and net loss included $3.3 million of net restructuring charges and $0.7 million of integration costs specifically related to the integration of CWA operations acquired in March 2004, and the third quarter 2004 loss from operations and net loss included $3.7 million of such integration costs.

Balance Sheet and Cash Flow

Net cash provided by operating activities was $21.4 million in the third quarter, compared to $0.2 million in the second quarter and cash used of $11.7 million in the third quarter 2004. Third quarter 2005 operating cash flow included cash payments totaling $0.6 million of acquisition and integration costs related to assets acquired in March 2004, as compared to payments of $3.3 million and $10.1 million for such costs in the second quarter 2005 and the third quarter 2004, respectively. Cash payments in the second quarter 2005 also included $7.5 million in one-time items to exit long-term lease obligations. SAVVIS’ cash position at September 30, 2005, was $50.8 million compared to $37.0 million at June 30, 2005, largely reflecting higher Adjusted EBITDA, lower acquisition and restructuring payments and improved working capital.

Financial Outlook

Chief Financial Officer Jeff Von Deylen said, “SAVVIS is continuing to deliver financial margin improvement as a result of strong growth in our core services on a largely fixed-cost base. The improvement in our profit margin also helped drive strong cash flow performance in the quarter. The high quality of our products and growth of our markets were reflected in record sales success and low customer churn in the third quarter. SAVVIS remains focused on improving Adjusted EBITDA and cash flow performance to create value for all of our stockholders.”

Based on current information, SAVVIS management’s current expectations for 2005 financial results include:

•	Total revenue in a range of $168-172 million in the fourth quarter, for full-year revenue of $663-667 million, including:
–	Continued growth in core Hosting and Managed IP VPN revenue, and
–	Reuters contributing 13-14% of total fourth-quarter revenue, compared to 15% of total revenue in the first nine months of the year;

•	Adjusted EBITDA in a range of $21-24 million in the fourth quarter, for full-year Adjusted EBITDA of $78-81 million;

SAVVIS

Third-quarter Financial Results

October 20, 2005

•	Cash capital expenditures for business growth in a range of $20-22 million for the fourth quarter, including approximately $10 million of expenditures for commissioning of the Santa Clara data center, for full-year cash capital expenditures of $56-58 million; and
•	Positive cash flow in the fourth quarter of 2005.

Operational Highlights

•	SAVVIS announced plans for commissioning of an existing data center, to add 127,000 square feet of high-quality hosting capacity by first-quarter 2006 in response to strong market demand.
•	The company installed new business generating approximately $39 million of annualized revenue, with an installation backlog of approximately $56 million of annualized revenue.
•	Rapid commercial adoption of virtualized utility services platform continued. SAVVIS currently deploys almost 1,100 virtual firewalls and load balancers, 730 virtual servers, and 240 terabytes of virtualized storage.
•	New customers signed include enterprises such as AdMedian LLC, BATS Trading, Inc., easyJet, MTM Technologies, Inc., Pfizer Health Solutions Inc., and OMS SafeHarbor.
•	SAVVIS expanded relationships with existing customers including InfoMart Co., Ltd. (Japan), Linedata Services, Lycos, Procter & Gamble, Siras.com, STA Travel, Track Data Corporation, and Workflow One.

*Adjusted EBITDA

“Adjusted EBITDA” represents income (loss) from operations before depreciation, amortization, and accretion, net restructuring charges, integration costs, and non-cash equity-based compensation. We have included information concerning Adjusted EBITDA because our management believes that, in our industry, such information is a relevant measurement of a company’s financial performance and liquidity. The calculation of Adjusted EBITDA is not specified by U.S. generally accepted accounting principles. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Please see the table under Selected Condensed Consolidated Financial Information for a reconciliation of Adjusted EBITDA.

Investor Conference Call

SAVVIS will webcast an investor conference call today, October 20, 2005, at 5:00 PM EDT. Both the webcast and supporting presentation will be available at www.savvis.net on the Investor Relations page. A live conference call will also be available at
+1 630-395-0019 and 888-398-1687 (in North America, toll free), with the password “SAVVIS NEWS.” Recorded replays will be available on the website, and by telephone at +1 203-369-1259 and 866-455-0459 (in North America, toll free) beginning at 7:00 PM EDT today.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from SAVVIS’ expectations.

SAVVIS

Third-quarter Financial Results

October 20, 2005

Certain factors that could adversely affect actual results are set forth as risk factors described in SAVVIS’ SEC reports and filings, including its annual report on Form 10-K for the year ended December 31, 2004, and all subsequent filings. Those risk factors include, but are not limited to, variability in pricing for SAVVIS’ products, highly competitive markets, rapid evolution of technology, and changes in regulatory environments. The forward-looking statements contained in this document speak only as of the date of publication, October 20, 2005, and the company will not undertake efforts to revise those forward-looking statements to reflect events after this date.

About SAVVIS

SAVVIS, Inc. (NASDAQ: SVVS) is a global IT utility services provider that focuses exclusively on IT solutions for businesses. With an IT services platform that extends to 47 countries, SAVVIS has over 5,000 enterprise customers and leads the industry in delivering secure, reliable, and scalable hosting, network, and application services. These solutions enable customers to focus on their core business while SAVVIS ensures the quality of their IT systems and operations. SAVVIS’ strategic approach combines virtualization technology, a global network and 25 data centers, and automated management and provisioning systems. For more information about SAVVIS, visit www.savvis.net.

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SAVVIS, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(dollars in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Revenue	$166,127	$169,389	$495,499	$450,515
Operating Expenses:
Cost of revenue (1)	106,916	119,816	324,623	327,102
Sales, general, and administrative expenses	37,307	44,521	113,907	127,438
Depreciation, amortization, and accretion	19,066	20,525	56,600	51,570
Restructuring charges, net	—	—	3,340	—
Integration costs	—	3,715	2,745	25,786
Non-cash equity-based compensation	528	156	796	10,937

Total Operating Expenses	163,817	188,733	502,011	542,833

Income (Loss) from Operations	2,310	(19,344)	(6,512)	(92,318)
Net interest expense and other	16,041	13,545	49,436	34,807

Net Loss	(13,731)	(32,889)	(55,948)	(127,125)
Accreted and deemed dividends on Series A Convertible Preferred stock	10,572	9,439	30,839	27,540

Net Loss Attributable to Common Stockholders	$(24,303)	$(42,328)	$(86,787)	$(154,665)

Basic and Diluted Loss per Common Share	$(0.13)	$(0.38)	$(0.48)	$(1.43)

Basic and Diluted Weighted Average Common Shares Outstanding (2)	181,234,188	111,971,576	180,761,413	107,912,319

(1)	Excludes depreciation, amortization, and accretion, which is reported separately.
(2)	As the effects of including the incremental shares associated with options, warrants, unvested restricted stock units, Series A Convertible Preferred stock, and Series B Convertible Preferred stock are antidilutive, they are not included in diluted weighted average common shares outstanding. Diluted common shares on an as converted basis were 606,252,560 and 570,483,473 as of September 30, 2005 and 2004, respectively.

SAVVIS, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(dollars in thousands)

	September 30, 2005	December 31, 2004
	(unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$50,790	$55,369
Trade accounts receivable, net	51,490	48,050
Prepaid expenses and other current assets	17,053	15,004

Total Current Assets	119,333	118,423
Property and equipment, net	243,735	264,542
Intangible assets, net	9,776	15,218
Other non-current assets	8,561	8,067

Total Assets	$381,405	$406,250

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Payables and other trade accruals	$48,265	$50,350
Current portion of capital lease obligations	483	505
Other accrued liabilities	72,957	66,150

Total Current Liabilities	121,705	117,005
Long-term debt	263,262	171,051
Capital lease obligations, net of current portion	59,676	113,529
Other accrued liabilities	56,066	68,606

Total Liabilities	500,709	470,191

Stockholders’ Deficit:
Series A Convertible Preferred stock	296,560	272,137
Common stock	2,000	1,804
Additional paid-in capital	377,571	384,847
Accumulated deficit	(777,211)	(721,263)
Deferred compensation	(16,384)	(515)
Treasury stock, at cost	—	(16)
Accumulated other comprehensive loss	(1,840)	(935)

Total Stockholders’ Deficit	(119,304)	(63,941)

Total Liabilities and Stockholders’ Deficit	$381,405	$406,250

SAVVIS, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Cash Flows from Operating Activities:
Net loss	$(13,731)	$(32,889)	$(55,948)	$(127,125)
Reconciliation of net loss to net cash provided by (used in) operating activities:
Depreciation, amortization, and accretion	19,066	20,525	56,600	51,570
Non-cash portion of restructuring charges	—	—	(2,365)	—
Non-cash equity-based compensation	528	156	796	10,937
Accrued interest	12,828	13,686	36,094	35,488
Write-off of deferred financing costs	—	—	2,666	—
Net changes in operating assets and liabilities, net of effects from acquisition:
Trade accounts receivable	(2,444)	1,117	(3,820)	(9,632)
Prepaid expenses and other current and other non-current assets	(2,418)	6,058	(6,316)	7,481
Payables and other trade accruals	702	(11,449)	2,164	(1,394)
Other accrued liabilities	6,914	(8,941)	1,718	(2,344)

Net cash provided by (used in) operating activities	21,445	(11,737)	31,589	(35,019)

Cash Flows from Investing Activities:
Capital expenditures	(7,826)	(9,163)	(35,795)	(24,084)
Acquisition, net of cash received	—	—	—	(117,136)
Other investing activities	—	(134)	(600)	1,944

Net cash used in investing activities	(7,826)	(9,297)	(36,395)	(139,276)

Cash Flows from Financing Activities:
Payments under capital lease obligations	(15)	(7,946)	(53,807)	(9,784)
Proceeds from issuance of subordinated debt and associated warrants	—	—	—	200,000
Proceeds from borrowings on revolving credit facility	—	—	58,000	—
Net changes in restricted cash	—	6,966	—	7,973
Other financing activities	330	115	(3,213)	1,262

Net cash provided by (used in) financing activities	315	(865)	980	199,451

Effect of exchange rate changes on cash and cash equivalents	(158)	(2)	(753)	69

Net Increase (Decrease) in Cash and Cash Equivalents	13,776	(21,901)	(4,579)	25,225
Cash and Cash Equivalents, Beginning of Period	37,014	75,299	55,369	28,173

Cash and Cash Equivalents, End of Period	$50,790	$53,398	$50,790	$53,398

SAVVIS, Inc. and Subsidiaries

Unaudited Selected Condensed Consolidated Financial Information

(dollars in thousands)

	Three Months Ended
	September 30, 2005	June 30, 2005	September 30, 2004
Revenue:
Diversified revenue
Managed IP VPN	$28,321	$27,465	$22,582
Hosting	74,590	71,682	63,639
Other Network Services	28,654	30,217	38,424
Digital Content Services	10,260	11,387	14,081

Total Diversified Revenue	141,825	140,751	138,726
Reuters	24,302	26,449	30,663

Total Revenue	$166,127	$167,200	$169,389

Adjusted EBITDA Reconciliation:
Income (loss) from operations	$2,310	$(3,502)	$(19,344)
Depreciation, amortization, and accretion	19,066	18,715	20,525
Restructuring charges, net	—	3,340	—
Integration costs	—	684	3,715
Non-cash equity-based compensation	528	145	156

Adjusted EBITDA (1)	$21,904	$19,382	$5,052

	September 30, 2005	June 30, 2005	September 30, 2004
Diluted Common Shares (end of period):
Common shares outstanding	181,572,935	181,112,715	114,314,377
Series B Convertible Preferred stock on an as converted basis	—	—	65,528,860

Total common shares outstanding on an as converted basis	181,572,935	181,112,715	179,843,237

Series A Convertible Preferred stock on an as converted basis	399,434,962	388,272,138	356,621,121
Unvested restricted stock units	18,390,000	—	—
Warrants and options outstanding (treasury method)	6,854,663	3,255,169	34,019,115

Diluted Common Shares on an as Converted Basis	606,252,560	572,640,022	570,483,473

(1)	“Adjusted EBITDA” represents income (loss) from operations before depreciation, amortization, accretion, net restructuring charges, integration costs, and non-cash equity-based compensation. We have included information concerning Adjusted EBITDA because we believe that in our industry such information is a relevant measurement of a company’s financial performance and liquidity. The calculation of Adjusted EBITDA is not specified by United States generally accepted accounting principles. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.